CUSIP NO. G26583 107	13G

EXHIBIT A

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the ordinary shares, par value $0.0001 per share, of Daqo New Energy Corp., a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

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CUSIP NO. G26583 107	13G

Signature Page

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 14, 2012.

Weidong Chen	/s/ Weidong Chen
Name: Weidong Chen

Jinhong Cai	/s/ Jinhong Cai
Name: Jinhong Cai

Jinhong Xiao	/s/ Jinhong Xiao
Name: Jinhong Xiao

Defu Ji	/s/ Defu Ji
Name: Defu Ji

Ace Pro Holdings Limited	/s/ Weidong Chen
Name: Weidong Chen
Title: Director